Exhibit 99.1

ROCKY MOUNTAIN INDUSTRIALS CLOSES $12,189,000 FINANCING

Construction financing propels 620-acre Rocky Mountain Rail Park

Denver, Colorado (March 9, 2021) – Rocky Mountain Industrials Inc. (RMI), Colorado’s next generation infrastructure company, announced today a $12,189,000 construction financing for its 620-acre Rocky Mountain Rail Park, located in Adams County.

The closing of this transaction coincides with construction of the south parcel where their 83-acre, Fortune 500 tenant will reside.

“We have commenced the construction process for the first phase of our Rail Park serving the Front Range,” said Brian Fallin, CEO of RMI. “We are seeing the benefit of being unique in the marketplace with an array of rail served industrial components. Rocky Mountain Rail Park is a fortress asset with significant advantages for our partners and customers.”

The construction path begins with Rail Park’s southern property and follows a phased approach to the Union Pacific rail-served northern properties. Both rail and non-rail served sites are available throughout construction in 2021.

RMI is headquartered in Denver, Colorado.

About RMI

Rocky Mountain Industrials Inc. is a materials infrastructure and distribution organization strategically positioned to serve the Mountain West.

Media Contact
The Rose Group
Elana Weiss
Elana@therosegrp.com

SOURCE Rocky Mountain Industrials Inc.